                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JUNE 1997
DISTRIBUTION DATE: 7/21/97


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                   Per $1,000 of Original
                                                                                                      Class A/Class B
                                                                                                     Certificate Amount
                                                                                                   ----------------------
   (i) Principal Distribution
           Class A Amount                                                      $  29,200,363.47        $   36.721327
           Class B Amount                                                      $           0.00        $    0.000000

  (ii) Interest Distribution
           Class A Amount                                                      $   2,902,449.25        $    3.650016
           Class B Amount                                                      $     247,251.51        $    3.650016

 (iii) Monthly Servicing Fee                                                   $     538,410.39        $    0.623934
                                                                               ----------------
           Monthly Supplemental Servicing Fee                                  $           0.00        $    0.000000
           Class A Percentage of the Servicing Fee                             $     496,145.17        $    0.623934
           Class A Percentage of the Supplemental Servicing Fee                $           0.00        $    0.000000
           Class B Percentage of the Servicing Fee                             $      42,265.22        $    0.623934
           Class B Percentage of the Supplemental Servicing Fee                $           0.00

  (iv) Class A Principal Balance (end of Collection Period)                    $ 566,173,840.69
       Class A Pool Factor (end of Collection Period)                                 71.199986%
       Class B Principal Balance (end of Collection Period)                    $  48,230,761.25
       Class B Pool Factor (end of Collection Period)                                 71.199986%

   (v) Pool Balance (end of Collection Period)                                 $ 614,404,601.94

  (vi) Class A Interest Carryover Shortfall                                    $           0.00
       Class A Principal Carryover Shortfall                                   $           0.00
       Class B Interest Carryover Shortfall                                    $           0.00
       Class B Principal Carryover Shortfall                                  ($   9,429,831.45)

 (vii) Amount Otherwise Distributable to the Seller that is Distributed to
       Either the Class A or Class B Certificateholders                        $           0.00        $    0.000000


(viii) Balance of the Reserve Fund Property (end of Collection Period)
           Class A Amount                                                      $  24,616,863.40
           Class B Amount                                                      $           0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by the
       Seller or the Servicer                                                  $           0.00